Automated Proxy Vote Reminder Message
Hello:
This is a brief recorded message from Fidelity Investments about the shareholder meeting material and proxy card that were recently mailed to you.
Your participation in the vote is important, no matter how large or small your holdings may be. We want to make sure you have every opportunity to vote on the matters that affect your fund.
Please review the materials carefully, and return the proxy card today. If you have any questions, please call us at 1-800-544-8888.
Your vote is important and we appreciate your cooperation.
If you have already mailed in your proxy card, please accept our thanks.
Good-bye.